Exhibit IV
                                                                      ----------

                                                               February 3, 2000

                             Joint Filing Agreement

     We, the undersigned, hereby express our agreement that the attached
Schedule 13D is, and any future amendments thereto may be, filed on behalf of each of us.

CABLE AND WIRELESS PLC


By: /s/ Ken Claydon
    ---------------
Title: Secretary



CABLE & WIRELESS USA, INC.


By: /s/ Richard H. Goshorn
    ----------------------
Title: Senior Vice President
       and General Counsel